SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

Intellect Neurosciences, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-128226	20-2777006
(Commission File Number)	(I.R.S. Employer Identification No.)

45 West 36th Street, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-9300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective May 3, 2013, Dr. Daniel Chain resigned as Chief Executive Officer and Chairman of the Board of Directors of Intellect Neurosciences, Inc. (the “Company”).

As described in Dr. Chain’s resignation letter dated May 3, 2013 attached as an exhibit hereto, Dr. Chain was motivated by a disagreement with the Company relating to various matters concerning his compensation, including salary payments, expense reimbursements and issuance of incentive stock compensation.

In addition, the Board of Directors of the Company is in a disagreement with Dr. Chain concerning his pursuit, for his personal benefit, of the development of CHF5074, a drug product candidate designed as a treatment for early stage Alzheimer’s disease. CHF5074 is currently or previously owned by Chiesi Farmaceutici S.p.A., a pharmaceutical company based in Parma, Italy. The Board of Directors of the Company views the development of CHF5074 as a suitable opportunity for the Company that Dr. Chain is precluded from taking for himself.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Resignation Letter of Dr. Daniel Chain dated May 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: May 9, 2013	INTELLECT NEUROSCIENCES, INC.

	By:	/s/ Elliot Maza
		Name:	Elliot Maza
		Title:	Director and Consulting CFO